Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-266522 on Form S-3 and Registration Statement No. 333-214383 on Form S-8, of our report dated March 10, 2022, relating to the consolidated financial statements of SandRidge Energy, Inc., appearing in this Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ Deloitte & Touche LLP

Houston, Texas
March 7, 2024